                                                                   EXHIBIT 10.19


                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                              AME TORREY VIEW, LLC

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. SECTION 15b ET SEQ., AS AMENDED (THE "FEDERAL ACT"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE "STATE ACTS"), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS UNLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED UNDER THE TERMS OF THIS AGREEMENT.

                    AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                              AME TORREY VIEW, LLC

        This Amended and Restated Operating Agreement is made and entered into as of the Effective Date, by and between Applied Molecular Evolution, Inc. ("AME") and Torrey View Phase II, L.P. ("TV") with respect to AME Torrey View, LLC, a California limited liability company.

                                    RECITALS

        WHEREAS, subsequent to the execution of the Operating Agreement of AME Torrey View, LLC (the "Previous Agreement"), AME and TV have mutually agreed that certain modifications to the terms of their agreement regarding the Company are appropriate.

        NOW THEREFORE, BE IT RESOLVED, that the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        The following terms, as used herein, shall have the following respective meanings:

        1.1 ACT - The Beverly-Killea Limited Liability Company Act, Cal. Corp. Code Section 17000, et seq., as amended from time to time.

        1.2 ADDITIONAL MEMBER - A member other than an Initial Member or a Substitute Member who has acquired a Membership Interest from the Company.

        1.3 ARTICLES - The Articles of Organization of the Company.

        1.4 ASSIGNEE - A transferee of a Membership Interest who has not been admitted as a Substitute Member.

        1.5 ASSIGNOR - A transferor of a Membership Interest.

        1.6 BUILDING - See Section 2.1.1(c).

        1.7 BUILDING COMPLETION - Shall be the "Commencement Date" as defined in the Lease.

        1.8 CAPITAL ACCOUNT - The account maintained for a Member or Assignee determined in accordance with Section 5.3.

        1.9 CAPITAL CONTRIBUTION - Any contribution actually made to the capital of the Company pursuant to Sections 5.1 and 5.2, by or on behalf of a Member or Assignee.

        1.10 CASH FLOW - Cash funds provided from operations of the Company, without deduction for depreciation or amortization expenses, but after deducting funds used to pay all other expenses, debt payments, capital improvements and replacements. The term shall not include Cash from Sale, Refinancing or Other Disposition.

        1.11 CASH FROM OPERATIONS - Cash Flow less amounts set aside for restoration or creation of reserves determined by the Members to be necessary and desirable, including but not limited to reserves for debt service for a reasonable period of time, repairs, replacement, property maintenance, property taxes, insurance, increases in working capital and contingencies.

        1.12 CASH FROM SALE, REFINANCING OR OTHER DISPOSITION - The gross proceeds received by the Company upon the sale or other disposition of all or substantially all of the Company assets (less all costs of such sales, including the payment of all obligations paid in connection therewith) or the gross proceeds received by the Company upon the refinancing of the Company assets (less all costs of such refinancing, including the payment of all obligations refinanced in connection therewith). This term shall not include Cash from Operations.

        1.13 COMPANY - The company named in Section 2.3 of this Amended and Restated Operating Agreement, and any successor thereof.

        1.14 COMPANY LIABILITY - Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

        1.15 COMPANY PROPERTY - Any Property owned by the Company.

        1.16 CONTRIBUTION - A contribution as defined by the Act.

        1.17 DISTRIBUTION - A distribution as defined by the Act.

        1.18 DEVELOPMENT AGREEMENT. See Section 4.4.1.

        1.19 DISPOSITION (DISPOSE) - Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

        1.20 DISSOCIATION - Any action which causes a Person to cease to be Member as described in Article XI hereof.

        1.21 DISSOLUTION EVENT - An event, the occurrence of which will result in the dissolution of the Company under Article IX unless the Members agree to the contrary.

        1.22 ECONOMIC INTEREST - A Person's right to share in the income, gains, losses, deductions, credits or similar items of, and to receive Distributions from, the Company, exclusive of any other rights of a Member including, without limitation, the right to vote or to participate in management, or any right to information concerning the business and affairs of the Company.

        1.23 EFFECTIVE DATE - The date on which Articles (Form LLC-1) for the Company are filed with the California Secretary of State.

        1.24 HOLDER - A Person holding an Economic Interest, whether as a Member or as an Assignee.

        1.25 INCOME, GAIN AND LOSS - With respect to a taxable year of the Company (or other period for which Income or Losses must be computed), the Company's taxable income, gain or loss for federal income tax purposes, as determined by the tax advisors employed by the Company for this purpose, except that: (1) any tax-exempt income of the Company as described in IRC Section 705(a)(1)(B) shall be treated as gross income of the Company, (2) any nondeductible noncapital expenditures as described in IRC Section 705(a)(2)(B) shall be treated as a deduction of the Company, and (3) if any Company property is reflected on the books of the Company at a value ("Book Value") different from the adjusted tax basis of such property, any item of Income or Loss with respect to such property shall be computed by reference to such Book Value.

        1.26 INITIAL CAPITAL CONTRIBUTION - The Capital Contribution agreed to be made by the Initial Members as described in Section 5.1.

        1.27 INITIAL MEMBERS - Those persons identified on Exhibit A attached hereto and made a part hereof by this reference who have executed the Amended and Restated Operating Agreement.

        1.28 IRC - The Internal Revenue Code of 1986, as amended.

        1.29 LEASE - That certain Lease Agreement with respect to the Project of even date herewith.

        1.30 MAJORITY - The affirmative vote or written consent of Members having Percentage Interests in excess of one-half of the Percentage Interests of all the Members entitled to vote on a particular matter. Assignees and, in the case of approvals to withdrawal where consent of the remaining Members is required, Dissociating Members, shall not be considered Members entitled to vote for the purpose of determining a Majority.

        1.31 MANAGEMENT RIGHT - The right of a Member to participate in the management of the Company, including the right to information and to consent or approve actions of the Company.

        1.32 MANAGER - A manager as defined by the Act selected to manage the affairs of the Company under Article IV hereof.

        1.33 MEMBER - A member as defined by the Act, including all Initial Members, Substitute Members and Additional Members (but not including any Assignee or any Member who has Dissociated).

        1.34 MEMBERSHIP INTEREST - A membership interest as defined by the Act.

        1.35 MONEY - Cash or other legal tender of the United States, or any obligation, such as a deposit in a federally-insured bank or similar financial institution, that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

        1.36 NOTICE - Any notice or other communication which satisfies the following requirements:

             a. The Notice must be in writing.

             b. The Notice must be delivered personally, by prepaid first class mail, via facsimile or by telegraph to the last known address furnished by the addressee.

                i. In the case of any Member, said address shall be as reflected in this Operating Agreement unless the Member has given the Company Notice of a different address. If any Notice addressed to a Member at the address of a Member appearing on the books of the Company is returned to the Company by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the Notice to the Member at that address, all future Notices shall be deemed to have been duly given without further mailing if they are available for the Member at the principal executive office of the Company for a period of one year from the date of the giving of the Notice to all other Members.

                ii. In the case of the Company, said address shall be the principal place of business of the Company.

             c. The Notice shall be deemed given upon the earlier of personal delivery, date of mailing, date of faxing or date of telegraphing, as the case may be.

             d. The Notice shall contain such information as is specifically required by the provision of this Operating Agreement under which such Notice is given.

        1.37 OPERATING AGREEMENT - This Amended and Restated Operating Agreement and all amendments thereto adopted in accordance with this Operating Agreement and the Act.

        1.38 ORGANIZATION - A Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

        1.39 PERCENTAGE INTEREST - With respect to a Member, the percentage set forth opposite such Member's name on Exhibit A hereto, as such Exhibit is amended from time to time in accordance with Section 3.3 hereof, and with respect to a Holder not a Member, the Percentage Interest or part thereof corresponding to the portion of a Member's Economic Interest such Holder has acquired.

        1.40 PERMITTED INVESTMENTS - The investment in Money of amounts held pending the payment of fees, commissions and costs, amounts held pending distribution, and amounts held in reserve as the Members deem necessary or appropriate to discharge or provide for the debts, liabilities, and obligations of the Company.

        1.41 PERSON - A person as defined by the Act.

        1.42 PROCEEDING - Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding upon the Company, a Member or other Person subject to the jurisdiction of such court, arbitrator, or governmental agency.

        1.43 PROJECT -- See Section 2.1.1.

        1.44 PROJECT COMPLETION - The date when both of the following have occurred: (a) as reasonably determined by the Project architect, all work necessary to construct the Project has been completed in accordance with detailed plans and specifications approved by the Manager, subject to the completion of normal punch list items, and (b) a certificate of occupancy has been issued by the appropriate governmental authority(ies) for the entire Project (including the Building and Tenant Improvements to be constructed therein).

        1.45 PROPERTY - Any property, real or personal, tangible or intangible, including cash, securities or investments, and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

        1.46 PURCHASE AGREEMENT - See Section 5.1.2.

        1.47 REGULATIONS - Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the IRC as such regulations may be lawfully changed from time to time.

        1.48 SUBSEQUENT CAPITAL CONTRIBUTION - The additional Capital Contribution described in Section 5.2.

        1.49 SUBSTITUTE MEMBER - An Assignee who has been admitted to all of the rights of membership, including any Management Right, pursuant to the Operating Agreement.

        1.50 TAXING JURISDICTION - Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

        1.51 TERM - As specified in Section 2.7.

                                   ARTICLE II

                                   THE COMPANY

        2.1 Purpose.

            2.1.1 In General. The purpose of the Company shall be to

                  (a) To conduct due diligence with respect to and, if appropriate, to acquire for investment purposes that certain real property located in the County of San Diego, State of California, as more particularly described on Exhibit B (the "Land");

                  (b) To enter into the Lease;

                  (c) To design, plan, engineer and construct on the Land, the following: (1) a shell building containing approximately 104,000 square feet, designed to accommodate the requirements under the Lease for office space as a corporate headquarters including without limitation office, research and development and laboratory space and underground parking (the "Building"); (2) fixtures, facilities, HVAC, electrical and plumbing systems, fixed equipment and other improvements partitions and customized laboratory improvements (the "Tenant Improvements"); (3) site improvements, parking, lighting, drainage, sidewalks, and landscaping; (4) access to the adjacent public street; and (5) other necessary utilities, facilities, grading and improvements as set forth on the approved plans and specifications (collectively, the "Project");

                  (d) To hold, manage, finance, refinance, lease, encumber, sell, exchange or otherwise Dispose of the Project; and

                  (e) To make Permitted Investments.

The Company shall have the authority to do all things necessary to conveniently accomplish its purpose as described in this Section 2.1. The authority granted to the Members hereunder to bind the Company shall be limited to actions necessary or convenient to this purpose.

            2.1.2 The Members acknowledge that the Company's decision to acquire the Land will be based upon the results of the due diligence investigation conducted by the Company and its Members during a portion of the due diligence periods under the Purchase Agreement. If, based on the due diligence investigation, the Company determines to not fund the "Feasibility Deposit" under the Purchase Agreement, (i) the Company shall make such decision on or before 5:00 p.m. on September 12, 2001 (the "Decision Date"), and (ii) the Company shall be automatically dissolved, and except as described in Section 5.1.1, no Member shall have any right to receive any amounts from the Company under any provision of this Operating Agreement, including, without limitation,
Article VII. In the event the Company decides to fund the "Feasibility Deposit," then on the Decision Date, AME shall provide TV with written notice that it shall fund the "Feasibility Deposit" under the Purchase Agreement and TV shall immediately assign to the Company all of its rights and obligations under the Purchase Agreement.

        2.2 Effect of this Operating Agreement. This Operating Agreement shall supercede and replace all previous agreements, written or oral, with respect to the Company. Any previous agreements, written or oral, with respect to the Company, including, without limitation, the Previous Agreement, shall be null, void and of no further force or effect.

        2.3 Powers. The Company shall have all powers necessary to accomplish its purposes without the necessity of their specific enumeration herein including, without limitation, all powers described in Section 17003 of the Act.

        2.4 Formation and Name. The Members have agreed to form a limited liability company under the name of AME TORREY VIEW, LLC (the "Company"), by the filing of the Articles pursuant to the provisions of Section 17050 of the Act. The Members desire to govern the affairs of the Company by entering into this Operating Agreement.

        2.5 Principal Place of Business. The principal place of business of the Company shall be located at 3520 Dunhill Street, San Diego, CA 92121, unless changed by the Members.

        2.6 Registered Office and Registered Agent. The Company's registered office shall be at 3520 Dunhill Street, San Diego, CA 92121, and the name of its initial registered agent at such address shall be Lawrence E. Bloch, M.D., CFO. The Company may change the registered office and/or the registered agent at such times and from time to time as the Members may deem advisable.

        2.7 Records to be Maintained. The Company shall maintain the following records at its principal executive office:

            2.7.1 A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with a schedule showing the Percentage Interest and Capital Account of each Member and Assignee;

            2.7.2 a current list of the full name and business or residence address of each Manager, if any;

            2.7.3 a copy of the Articles and all amendments thereto, together with any powers of attorney pursuant to which the Articles or any amendments thereto were executed;

            2.7.4 copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

            2.7.5 a copy of this Operating Agreement and any amendments thereto, together with any powers of attorney pursuant to which this Operating Agreement or any amendments hereto were executed;

            2.7.6 copies of the financial statements of the Company, if any, for the six most recent fiscal years;

            2.7.7 the books and records of the Company as they relate to the internal affairs of the Company for at least the current and past four fiscal years; and

               2.7.8  any other records to be maintained pursuant to the Act.

        2.8 Term. The Term of this Agreement shall commence upon the date the Articles are filed and shall expire on December 31, 2050, unless sooner terminated pursuant to the terms of this Agreement.

                                   ARTICLE III

                                     MEMBERS

        3.1 Admission of Additional Members. Additional Member(s) may be admitted to the Company with the consent of that number of Members required pursuant to Section 3.6 below, which such consent may be granted in their sole discretion. In no event, however, shall the Percentage Interest or Capital Account of TV be reduced by the admission of Additional Members. Any Additional Member shall execute a counterpart of the Operating Agreement, agreeing thereby to be bound by all of the terms and provisions hereof.

        3.2 Admission of Substitute Members. Substitute Members may be admitted to the Company upon the consent of that number of Members required pursuant to
Section 3.6 below, which such consent may be granted in their sole discretion. Admission of Substitute Members shall be governed by Article VIII of this Operating Agreement and, when not inconsistent, the Act. Any Substitute Member shall execute a counterpart of the Operating Agreement, agreeing thereby to be bound by all of the terms and provisions hereof.

        3.3 Amendment of Member Listing. Upon admission of an Additional or Substitute Member, the Member listing required by Section 2.6 and Exhibit A hereto shall be amended accordingly.

        3.4 Payment of Costs. All reasonable expenses, including attorneys' fees, incurred by the Company in connection with the admission of an Additional or Substitute Member shall be borne by such Additional or Substitute Member.

        3.5 Limited Liability of Members. To the extent permitted by Section 17101 of the Act, Members shall not be personally liable for the liabilities of the Company.

        3.6 Voting Rights. Unless otherwise specified herein, actions to be taken by Members require Majority consent. Notwithstanding the foregoing, the following actions require the consent described below:

Action                                Consent Required
------                                ----------------

Decision to dissolve                  Majority Consent
the Company.

Decision to continue the              Majority Consent of Members Other Than
business of the Company               Any Member Experiencing an Event of
after a Dissolution Event.            Dissociation.


Approval of the transfer                     Majority Consent (Excluding Interests
of a Membership Interest                     Transferred)
and admission of an
Assignee as a Substitute
Member of the Company.

Admission of an Additional Member.           Majority Consent (Excluding New Interest)

Approval of the withdrawal                   Majority Consent (Excluding withdrawing
and Dissociation of a                        Interests)
Member of the Company.

Any amendment of the                         Majority Consent
Articles or this Amended and Restated
Operating Agreement.

Termination of the                           Majority Consent
Company prior to the
end of the Term.

Agreement of merger as                       Majority Consent
defined in Section 17551
of the Act.

Disposition by the Company of                Majority Consent
all or substantially all of the
Company's assets.

The incurrence of financing by               Unanimous Consent
the Company for any purpose
other than acquisition of the Land or
construction of the Project.


        3.7 Meetings of Members.

            3.7.1 Place of Meetings. Meetings of Members are expressly not required, but may be held at any place, either within or without the State of California, selected by the Person or Persons calling the meeting. If no other place is stated or fixed, all meetings shall be held at the principal executive office of the Company.

            3.7.2 Calling of Meetings. A meeting of the Members may be called at any time by any Manager (if any) or by one or more Members with an aggregate Percentage Interest of more than ten percent (10%) for the purpose of addressing any matter on which the Members may vote.

            3.7.3 Notice of Meetings. Whenever Members are required or permitted to take any action at a meeting, a Notice of the meeting shall be given not less than ten calendar days nor more than sixty calendar days before the date of the meeting to each Member entitled to vote at the meeting. The Notice shall state the place, date, and hour of the meeting and the general nature of the business to be transacted. No other business may be transacted at such a meeting.

               3.7.4 Requested Meetings. Upon written request by any Person entitled to call a meeting of Members, the Members shall immediately cause Notice to be given to the Members entitled to vote that a meeting will be held at a time requested by the Person calling the meeting, not less than ten calendar days nor more than sixty calendar days after the receipt of the request. If the Notice is not given within twenty calendar days after receipt of the request, the Person entitled to call the meeting may give the Notice or, upon the application of that Person, the superior court of the county in which the principal executive office of the Company is located, or if the principal executive office is not in this state, the county in which the Company's address in this state is located, shall summarily order the giving of the Notice, after Notice to the Company affording it an opportunity to be heard. The procedure specified in subdivision (c) of Section 305 of the California Corporations Code shall apply to the application. The court may issue any order as may be appropriate, including, without limitation, an order designating the time and place of the meeting, the record date for determination of Members entitled to vote, and the form of Notice.

            3.7.5 Adjourned Meetings. When a Members' meeting is adjourned to another time or place, unless the Articles or this Operating Agreement otherwise requires, and, except as provided in the Act, Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business that may have been transacted at the original meeting. If the adjournment is for forty-five calendar days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, a Notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

            3.7.6 Validation of Meeting Held Without Proper Call or Notice. The actions taken at any meeting of Members, however called and noticed, and wherever held, have the same validity as if taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Members entitled to vote, not present in person or by proxy, signs a written waiver of Notice or consents to the holding of the meeting or approves the minutes of the meeting. All waivers, consents, and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Member at a meeting shall constitute a waiver of Notice of the meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this title to be included in the Notice but not so included, if the objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of Notice, unless otherwise provided in the Articles or this Operating Agreement, except as provided in subsection 3.7.8.

            3.7.7 Participation Through Telecommunications Equipment. Members may participate in a meeting of the Company through the use of conference telephones or similar communications equipment, as long as all Members participating in the meeting can hear one another. Participation in a meeting pursuant to this provision constitutes presence in person at that meeting.

            3.7.8 Notice of General Nature of Meeting. Any action approved at a meeting, other than by unanimous approval of those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the Notice of meeting or in any written waiver of Notice.

            3.7.9  Quorum.

                    a. Members holding in excess of one-half of the Percentage Interests represented in person or by proxy shall constitute a quorum at a meeting of Members.

                    b. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the loss of a quorum, if any action taken after loss of a quorum, other than adjournment, is approved by the requisite Percentage Interests of Members specified in the Articles, this Operating Agreement, or the Act.

                    c. In the absence of a quorum, any meeting of Members may be adjourned from time to time by the vote of a majority of the Membership Interests represented either in person or by proxy at such meeting, but no other business may be transacted, except as provided in subparagraph b above.

            3.7.10  Action Without a Meeting.

                    a. Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed and delivered to the Company within sixty calendar days of the record date for that action by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote thereon were present and voted.

                    b. Unless the consents of all Members entitled to vote have been solicited in writing, (A) Notice of any Member approval of an amendment to the Articles or this Operating Agreement, a dissolution of the Company, or a merger of the Company, without a meeting by less than unanimous written consent shall be given at least ten calendar days before the consummation of the action authorized by such approval, and (B) prompt Notice shall be given of the taking of any other action approved by Members without a meeting by less than unanimous written consent, to those Members entitled to vote who have not consented in writing.

                    c. Any Member giving a written consent, or the Member's proxyholder, may revoke the consent by a writing received by the Company prior to the time that written consents of Members having the minimum number of votes that would be required to authorize the proposed action have been filed with the Company, but may not do so thereafter. This revocation is effective upon its receipt at the principal executive office of the Company.

            3.7.11 Proxies. Every Member entitled to vote shall have the right to do so in person or by one (1) or more agents authorized by a written proxy executed by such Member or his duly authorized agent and filed with the Company. Any proxy executed is not revoked and continues in full force and effect until
(i) a writing stating that the proxy is revoked or a duly executed proxy bearing a later date is filed with the Company prior to the vote pursuant thereto, (ii) the Member executing the proxy attends the meeting and votes in person, or (iii) written Notice of the death or incapacity of the maker of such proxy is received by the Company before the vote pursuant thereto is counted; provided that no proxy shall be valid after the expiration of eleven months from the date of its execution, unless the Person executing it specifies therein the length of time for which such proxy is to continue in force.

            3.7.12 Record Date. In order that the Company may determine the members of record entitled to Notices of any meeting or to vote, or entitled to receive any Distribution or to exercise any rights in respect of any other lawful action, a Manager, or Members representing more than ten percent (10%) of the Percentage Interests, may fix, in advance, a record date, that is not more than sixty calendar days nor less than ten calendar days prior to the date of the meeting and not more than sixty calendar days prior to any other action. If no record date is fixed:

                   a. The record date for determining Members entitled to Notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which Notice is given or, if Notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                   b. The record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given.

                   c. The record date for determining Members for any other purpose shall be at the close of business on the day on which the Managers adopt the resolution relating thereto, or the sixtieth day prior to the date of the other action, whichever is later.

                   d. The determination of Members entitled to Notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless a Manager or the Members who called the meeting fix a new record date for the adjourned meeting, but the Manager or the Members who called the meeting shall fix a new record date if the meeting is adjourned for more than 45 calendar days from the date set for the original meeting.

        3.8 Right of Inspection; Provision of Records to Members.

            3.8.1 Inspection.

                  a. Upon the request of any Member or Holder for purposes reasonably related to the interest of that Person as a Member or Holder, the Company shall promptly deliver to the requesting Member or Holder, at the expense of the Company, a copy of the information required to be maintained by Sections 2.6.1, 2.6.2, and 2.6.4.

                  b. Each Member and Holder has the right, upon reasonable request for purposes reasonably related to the interest of the Person as Member or Holder, to:

                     i. inspect and copy during normal business hours any of the Company records described in Sections 2.6.1 through 2.6.8; and

                     ii. obtain from the Company, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year.

            3.8.2 Copy of Amendment of Articles and Operating Agreement. A Manager shall promptly furnish to a Member a copy of any amendment to the Articles or this Operating Agreement executed by that Manager pursuant to a power of attorney from the Member.

            3.8.3 Tax Information. The Company shall send or cause to be sent to each Holder within ninety (90) calendar days after the end of each taxable year such information as is necessary to complete their respective federal and state income tax or information returns, and, if the Company has thirty-five or fewer Holders, a copy of the Company's federal, state, and local income tax or information returns for the year.

            3.8.4 Relationship with Act. Nothing in this Section 3.8 shall be construed as in any way limiting a Member's right of inspection as set forth in
Section 17106 of the Act.

        3.9 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that such Member is acquiring its interest in the Company for its own account for investment purposes only and not with a view to the resale or distribution of all or any part of such interest and such Member has no present intention, agreement or arrangement to divide its participation with others or to sell, assign, transfer or otherwise dispose of all or any party of such interest. Such Member is aware that the interests have not been registered under the Securities Act of 1933, or any state securities laws and that such interests may not be resold or otherwise disposed of unless they are registered thereunder or an exemption from registration is available. Accordingly, such Member is aware that as a Member it must bear the economic risk of investment in the Company for an indefinite period of time. Such Member is capable of bearing that risk.

        3.10 Termination of Interest. If, at any time after the Company closes escrow on the Land, any unilateral decision or action taken by the Company or AME in accordance with the authority vested in AME pursuant to this Agreement, including, but not limited to (i) liquidation or termination of TV's Economic Interest, (ii) amendment of this Operating Agreement or the Articles, (iii) amendment of the Lease, (iv) any of the majority consent action items under
Section 3.6, and (v) expulsion of TV as a Member under Section 11.1.1 results in a material adverse economic impact to TV's Economic Interest under this Agreement, then the Company shall make a payment to TV in complete liquidation and termination of its Membership Interest which is equal to (a) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) less (b) any distributions already made to TV under Sections 7.3 and 7.4. In the event that the Company is unable or has insufficient resources to make the $3,750,000 payment, then AME shall fund the balance of the payment. For purposes of this Section 3.10, a "material adverse economic impact" shall be defined as that impact which TV can confirm to the reasonable satisfaction of AME which would reduce TV's Economic Interest under this Agreement by more than $250,000, which is not as a result of diminution in value of the Land or a diminution in market conditions. Notwithstanding the foregoing, if such a payment is not made by the 366th day after Building Completion, TV's rights under the foregoing sentence shall terminate. Notwithstanding any provision of this Operating Agreement to the contrary, TV agrees that on the earlier of (i) the date TV receives a payment under the first sentence of this Section 3.10 or (ii) the date TV has received all distributions to which it is entitled under Section 7.3.2.a, TV's Membership Interest in the Company shall be deemed fully redeemed and liquidated, and TV shall have no further right, title or interest in the Company.

        3.11 Termination of Interest for Breach. If, at any time after the Company acquires the Land, (i) TV breaches any of the representations, warranties, covenants or agreements contained in Section 2 or 4 of that certain Pledge Agreement by and between AME and TV dated February 26, 2002 (the "Pledge Agreement") or is otherwise in default under the Pledge Agreement or Ocean Air Associates, LLC ("Maker") breaches any of the representations, warranties, covenants or agreements contained in Section 13 of that certain Secured Promissory Note by Maker in favor of AME dated February 26, 2002 (the "Note") (collectively, a "Single Purpose Entity Default"), or (ii) AME is stayed from proceeding against the collateral which is the subject of the Pledge Agreement (the "Collateral") as a result of any bankruptcy filing by or against TV or Maker or any other person claiming an interest in the Collateral or as a result of any action (injunctive or otherwise) taken by or on behalf of TV, Maker, or any of their respective affiliates, successors or assigns (collectively, including any such bankruptcy filing a "Delaying Action"), then notwithstanding any other provision of this Operating Agreement TV's interest in the Company shall, without notice or demand, be immediately terminated without any further action by any party hereunder, and the Company shall make a payment to TV in full and complete liquidation and termination of TV's Membership Interest which is equal to (a) One Hundred Dollars ($100) less (b) any distributions already made to TV under Sections 7.3 and 7.4 (the "Liquidating Payment"). In the event that the Company is unable or has insufficient resources to make such payment, then AME shall fund the balance of the Liquidating Payment. Upon termination of TV's Membership Interest in the Company under this Section 3.11, TV shall only be entitled to the Liquidating Payment, and no other payment under any other provision of this Operating Agreement, and TV shall have no further right, title or interest in the Company.

                                   ARTICLE IV

                              MANAGEMENT; OFFICERS

        4.1 Management. Subject to the limitations of the Articles and the Act, the business and affairs of the Company shall be managed and all the Company powers shall be exercised by or under the direction of AME, as the Manager of the Company. AME shall be Manager until it resigns and a new Manager is elected by a Majority of the Members. The Manager may delegate the management of the day-to-day operation of the business of the Company to other Persons, provided that the business and affairs of the Company shall be managed and all powers shall be exercised under the ultimate direction of the Manager. Without prejudice to such general powers, but subject to the same limitations, the Manager shall have the following powers:

            4.1.1 To monitor, supervise and manage all aspects of the Project (including, without limitation, the decision to acquire the Land);

            4.1.2 to review, select, analyze, structure, negotiate, complete and enter into, execute and consummate all agreements, instruments and other documents and do all other acts the Members deem advisable in connection with the Project;

            4.1.3 to make Permitted Investments;

            4.1.4 to institute, prosecute, and defend any Proceeding in the Company's name;

            4.1.5 subject to Section 3.6, to sell, convey, mortgage, pledge, lease, exchange, or otherwise Dispose of any portion or all of the assets of the Company (including the Project);

            4.1.6 to invest and reinvest the Company's funds;

            4.1.7 subject to Section 3.6, to borrow money from, and incur indebtedness to, related or unrelated third-party lenders or one or more Members for the purposes of the Company, and to cause to be executed and delivered therefor in the Company name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

            4.1.8 to change the principal executive office of the Company from one location to another as provided in Section 2.4 hereof, and to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of California;

            4.1.9 to select and remove all of the officers, agents, contractors, consultants, and employees of the Company, to prescribe such powers and duties for them as may not be inconsistent with law, with the Articles or this Operating Agreement, to fix their compensation, and to require from them security for faithful service;

            4.1.10 to participate in partnership agreements, joint ventures, or other associations of any kind with any Person or Persons;

            4.1.11 to authorize the issuance of Additional Membership Interests from time to time upon such terms as may be lawful in consideration of money paid, labor done, services actually rendered to the Company or for its benefit or in its formation or reorganization, debts or securities canceled, and tangible or intangible property actually received either by the Company or any one of its wholly owned subsidiaries, if any, or future services; and

            4.1.12 to engage legal counsel for the Company and to engage independent certified public accountants to perform annual audits of the Company and to provide such additional services as needed.

        4.2 Indemnification and Liability Insurance.

            4.2.1 Except in the event of a breach of the fiduciary duties set forth in Section 17153 of the Act, the Company may provide indemnification to its agents (as defined in Section 317 of the California Corporations Code) or its Manager and Members to the fullest extent permitted by the California law applicable to corporations, as such law exists from time to time.

            4.2.2 The Company shall have the power to purchase and maintain insurance on behalf of any Manager or agent of the Company against any liability asserted against or incurred by such Manager or agent in that capacity or arising out of that Person's status as an agent of the Company.

        4.3 Actions of the Manager. The Manager has the power to bind the Company as provided in this Article IV.

        4.4 Agreements with Affiliates.

            4.4.1 The Company has entered into a Contract for Development Management Services with San Diego Realty Advisors LLC ("SDRA") in the form attached hereto as Exhibit C (the "Development Agreement"). SDRA is an affiliate of TV.

            4.4.2 The Company and each of its constituent Members hereby acknowledge that SDRA's relationship to the Company pursuant to the Development Agreement is entirely separate and independent from TV's relationship to the Company as a Member therein. Specifically, TV and each of its constituent partners or members agree that: (1) any fiduciary duties owed by AME to TV arising out of TV's status as a Member in the Company shall not extend in any way to the separate and independent relationship of the Company and AME to SDRA under the Development Agreement, and (2) none of the benefits and protections in favor of TV set forth herein shall be enhanced, improved or affected in any way by virtue of SDRA's position under the Development Agreement. Without limiting the foregoing, AME (1) in its capacity as a Manager or Member of the Company shall be entitled to take any action or refrain from taking any action on behalf of the Company permitted under the Development Agreement as if TV were not a member in the Company, and (2) shall be entitled to take any action or refrain from taking any action permitted under this Operating Agreement or applicable law as if SDRA were not affiliated with TV. TV's obligations set forth herein will not be limited to or excused by, any defenses, offsets or other remedies of any nature which the SDRA might have against the Company under the Development Agreement arising out of any breach by Company under the Development Agreement or any other act or omission by Company made under the Development Agreement. TV and each of its constituent partners or members unconditionally and irrevocably waive any right or power to withhold, delay or otherwise limit in any way the performance of the undertakings of TV to AME or the Company set forth herein, notwithstanding any such breach, act or omission by Company under the Development Agreement.

            4.4.3 Concurrently with the execution of this Operating Agreement, the Company is entering into the Lease. TV and each of its constituent partners or members agree that any fiduciary duties owed by AME to TV arising out of TV's status as Member of the Company shall not extend in any way to the separate and independent relationship of the Company to AME under the Lease. Without limiting the foregoing, AME, in its capacity as a Member or a Manager of the Company, shall be entitled to take any action or refrain from taking any action on behalf of the Company under the Lease as if TV were not a Member of the Company. TV and each of its constituent partners or members unconditionally and irrevocably waive any right or power to withhold, delay or otherwise limit in any way the performance of the undertakings of TV to AME or the Company set forth herein, notwithstanding any act or omission by Company under the Lease. Provided, however, that no modification of the Lease shall reduce the Percentage Interest or Capital Account of a Member without the Member's consent.

        4.5 Competing Ventures. Any of the Members (including the Manager) may engage in or possess an interest in other business ventures of every nature and description independently or with others, including, but not limited to, real estate projects, and neither the Company nor any of the Members shall have the right by virtue of this Agreement to participate in and to such independent ventures or to the income or profit derived therefrom.

                                    ARTICLE V

                                     CAPITAL

        5.1 Initial Capital Contributions.

            5.1.1 Due Diligence Deposits. Prior to the execution of this Agreement, AME has paid $25,000 to cover the refundable "Initial Deposit" under the Purchase Agreement for the initial due diligence period for the inspection of the Land, which will expire on September 3, 2001. In the event the Manager determines that further time is needed for inspection and due diligence before a decision on the acquisition of the Land can be made, AME shall contribute an additional $75,000 cash to the Company to extend the due diligence period under the Purchase Agreement to October 3, 2001. If the Manager decides to cause the Company to go forward with the acquisition of the Land, AME shall receive a Capital Account credit for its contributions under this Section 5.1.1 and the Members shall proceed to make the Capital Contributions described in Sections 5.1.2, 5.1.3 and 5.2. If the Manager determines that the Company will not acquire the Land, all deposits refunded to the Company shall be immediately distributed to AME, and the Company shall be dissolved.

            5.1.2 Purchase Agreement. In the event the Company proceeds with the acquisition of the Land, TV shall contribute to the Company all of its rights and interests, as "Buyer" under that certain purchase agreement for the acquisition of the Land attached hereto as Exhibit D (the "Purchase Agreement"). TV shall receive a Capital Account credit of $3,000,000 for its contribution under this Section 5.1.2.

            5.1.3 Deposit. In the event the Company proceeds with the acquisition of the Land, AME shall contribute to the Company such cash as needed to fund the Company's deposit obligation under the Purchase Agreement.

        5.2 Subsequent Capital Contributions. To the extent not financed by third party financing, AME agrees, as a Capital Contribution to the Company, to provide any funds necessary for the Project as determined by AME in its sole and absolute discretion.

        5.3 Capital Accounts. The Company shall establish and maintain a Capital Account for each Holder in accordance with Regulations Section 1.704-1(b)(2)(iv). Accordingly, a Holder's Capital Account shall be increased by
(1) the amount of money the Holder contributes to the Company, (2) the fair market value of property the Holder contributes to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under IRC Section 752), and (3) allocations to the Holder of Income (or items thereof), including income and gain exempt from tax and gain as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) but excluding any gain separately computed for tax purposes as described in Regulations Section 1.704-1(b)(4)(i). A Holder's Capital Account shall be decreased by (1) the amount of money the Company distributes to the Holder, (2) the fair market value of property the Company distributes to the Holder (net of any liabilities secured by such distributed property that the Holder is considered to assume or take subject to under IRC Section 752), (3) allocations to the Holder of the Company's nondeductible, noncapital expenditures, and (4) allocations to the Holder of Losses (or item thereof), including loss and deduction as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) but excluding nondeductible, noncapital expenditures and loss and deduction separately computed for tax purposes as described in Regulations Section 1.704-1(b)(4)(i). A Holder's Capital Account in all events shall be adjusted in accordance with the additional rules set forth in Regulations Section 1.704-1(b)(2)(iv). In the event a Holder transfers all or any portion of his interest in the Company, the transferee shall succeed to the individual Capital Account and Capital Account balance of the transferor to the extent such individual Capital Account and Capital Account balance relate to the transferred interest.

        5.4 Adjustment for Distributions in Kind. Any asset of the Company distributed to the Holders in kind shall be valued according to its fair market value. An item of Income or Loss shall be computed as if such asset had been sold at its fair market value, such hypothetical item shall be allocated as provided in Section 6.1, and each Holder's Capital Account shall be credited or charged, as the case may be, with the Holder's share of such hypothetical item prior to any such distribution of assets.

        5.5 Interest. No Capital Contribution or Capital Account balance shall bear interest.

        5.6 Deficit Capital Account. No Holder shall be obligated to restore a Capital Account having a balance of less than zero.

        5.7 Return of Capital. Except as otherwise provided in this Operating Agreement, no Holder shall have any right to withdraw or make a demand for Distribution or withdrawal or return of any Capital Contribution or Capital Account balance.

        5.8 Optional Adjustments to Capital Accounts. Upon (i) a contribution of cash or property (which shall be valued at its fair market value) to the Company by a new or existing Holder for a Membership or Economic Interest, or (ii) a distribution by the Company to a retiring or continuing Holder for a Membership or Economic Interest, the Company may, in the discretion of the Members, increase or decrease the Capital Accounts of the Holders to reflect a revaluation of Company Property on the books of the Company, in accordance with the provisions of Regulations Section 1.704-(b)(2)(iv)(f).

        5.9 Equity Return. As of the date of Building Completion, TV shall be credited with an amount (an "Equity Base") equal to $3,000,000, less any amount distributed to TV under Section 7.3.2.a(ii). TV's Equity Base shall be reduced, from time to time, by distributions received by TV pursuant to Section 7.3.2.a(ii). A cumulative non-compounding equity return equal to 7.67% per annum (the "Equity Return") shall accrue daily against the daily balance of

TV's Equity Base commencing at the date of Building Completion. The Equity Return shall be increased by 3% per annum on the date which is thirteen (13) months after Building Completion (the "Initial Increase Date"), and on each one year anniversary of the Initial Increase Date, but in no event shall the Equity Return exceed 14.75% per annum.

        5.10 Equity Accounts. To account for the Equity Return and for distributions in payment thereof, the Company shall establish and maintain for TV an account ("Memorandum Equity Account") to which shall be credited the Equity Return to which TV is entitled pursuant to Section 5.9, and to which shall be debited TV's respective distributions of such Equity Return pursuant to
Section 7.3.1.a and 7.3.2.a(i). The amount of the Equity Return shall be credited daily to TV's Memorandum Equity Account. The Equity Return shall continue to accrue until the Equity Base has been reduced to zero.

                                   ARTICLE VI

                                INCOME AND LOSSES

        6.1 Allocations In General. Subject to Sections 6.2, 6.3 and 6.4, Income, Gain and Losses shall be allocated as follows:

            6.1.1 Losses. Losses, and each item thereof, shall be allocated to the Members, in proportion to their Percentage Interests.

            6.1.2 Income. Income, and each item thereof, shall be allocated as follows:

                  a. First, to the Members, in proportion to the Losses allocated to them pursuant to Section 6.1.1, up to the full amount thereof, less any Income and Gain previously allocated pursuant to this Section 6.1.2.a. and
Section 6.1.3.a.

                  b. Second, to TV, up to the amount of Equity Return credited to its Memorandum Equity Account, less any Income and Gain previously allocated pursuant to this Section 6.1.2.b and Section 6.1.3.b.

                  c. Thereafter to the Members, in proportion to their Percentage Interests.

            6.1.3 Gain. Gain, defined as gain on sale or other disposition of the property shall be allocated as follows:

                  a. First, to the Members, in proportion to the Losses allocated to them pursuant to Section 6.1.1, up to the full amount thereof, less any Income and Gain previously allocated pursuant to this Section 6.1.3.a and
Section 6.1.2.a.

                  b. Second, to TV, up to the amount of Equity Return credited to its Memorandum Equity Account, less any Income and Gain previously allocated pursuant to this Section 6.1.3.b and Section 6.1.2.b.

                  c. Third, 100% to AME.

        6.2 Minimum Gain Chargeback. Notwithstanding any other provisions of this Agreement, if there is a net decrease in Company minimum gain (as that term is defined in Regulations Section 1.704-2(b)(2)) during any taxable year, items of income and gain shall be allocated in accordance with Regulations Section 1.704-2(f). This provision is intended to comply with Regulations Section 1.704-2(e)(3). Any special allocation of items of income or gain pursuant to this Section 6.2 shall be taken into account in computing subsequent allocations of Income and Losses pursuant to this Article VI, so that the net amount of any item so allocated and the Income and Losses and all other items allocated to each Member pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated pursuant to the provisions of this Article VI if such decrease in minimum gain had not occurred.

        6.3 Qualified Income Offset. Any Member who unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-(b)(2)(ii)(d)(4), (5) or (6), so as to cause or increase a deficit balance in such Member's Capital Account (in excess of any limited dollar amount of such deficit balance that such Member is obligated or deemed obligated to restore within the meaning of Regulations Sections 1.704-(b)(2)(ii)(c) and 1.704-2(g)), shall be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Any such allocation of items of income or gain pursuant to this Section 6.3 shall be taken into account in computing subsequent allocation of Income pursuant to this Article VI, so that the net amount of any item so allocated and the Income and Losses and all other items allocated to each Member pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated pursuant to the provisions of this Article VI if such unexpected adjustment, allocations or distribution had not occurred.

        6.4 Contributed Property and Revaluations. In accordance with IRC
Section 704(c), income, gain, loss and deduction with respect to property contributed to the Company by a Holder shall be allocated solely for tax purposes among the Holders so as to take account of any variation between the adjusted basis of the property to the Company and its fair market value on the date of the Contribution. Further, if the book value of any Company asset is adjusted as described in Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations for tax purposes of income, gain, loss and deduction with respect to such asset shall take into account any variation between its adjusted tax basis and its adjusted book value. In either case, the Members shall determine such allocations using a method that qualifies as reasonable within the meaning of Regulations Section 1.704-3. No Holder's Capital Account shall be adjusted for allocations made under this Section 6.4.

        6.5 Timing. All allocations of Income or Losses shall be made to the Persons shown on the records of the Company to have been Holders as of the end of business on the last day of the Company's taxable year for which the allocation is made. Notwithstanding the foregoing, upon the transfer of an Economic Interest or the admission of an Additional Member during a taxable year of the Company, the Income or Losses shall be allocated between the former Holder and the successor, or to the Additional Member, as the case may be, according to the number of days during such year each was a Holder.

                                   ARTICLE VII

                                  DISTRIBUTIONS

        7.1 Operating Distributions. The Members from time to time may determine, in their reasonable judgment, that: (i) there is an excess of cash on hand beyond the Company's current and anticipated requirements, including, without limitation, cash flow and reserve requirements, and (ii) a distribution of such excess cash on hand, if any, is permissible under Section 17254 of the Act. In that event, the Members may, in their sole and absolute discretion, make a distribution of all or a part of such excess to the Holders, provided that no such Distribution shall be declared and paid unless, after such Distribution, the assets of the Company will exceed all liabilities of the Company. Such Distributions may be made in cash or Property or partly in both, as determined in the sole and absolute discretion of the Members.

        7.2 Timing. All Distributions, shall be made to the Persons shown on the records of the Company to have been Holders as of the end of business on the last day of the Company's taxable year for which the Distribution is made.

        7.3 Distributions. Distributions of cash pursuant to Section 7.1 above shall be made to the Holders as follows:

            7.3.1 Cash from Operations shall be distributed as follows:

                  a. First, to TV, up to the then current balance in its Memorandum Equity Account. Distributions under this Section 7.3.1.a shall be paid monthly to the extent Cash from Operations is available for distribution.

                  b. Thereafter, to the Members, in accordance with their Percentage Interests.

            7.3.2 Cash From Sale, Refinancing or Other Disposition shall be distributed as follows:

                  a. First, to TV, up to (i) the balance in its Memorandum Equity Account, if any, plus (ii) the amount of its Capital Contributions, less any amounts previously distributed under this Section 7.3.2.a(ii).

                  b. Second, to AME, up to the amount of its Capital Contributions, less any amounts previously distributed under this Section 7.3.2.b.

                  c. Thereafter, 100% to AME.

        7.4 Liquidating Distributions. Upon the dissolution of the Company, liquidating Distributions shall be made in accordance with Section 7.3.2. The parties intend that liquidating distributions under this Section 7.4 be made in accordance with the positive Capital Account balances of the Holders, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which such dissolution occurs (other than those made pursuant to this section), by the end of such taxable year or, if later, within ninety (90) days after the date of such dissolution.

        7.5 Escrow for Distributions. AME may, at its own option and cost, require that any distributions to TV under this Operating Agreement be made subject to an escrow such that AME is satisfied, in its sole and absolute discretion, that TV has fulfilled its obligations under the Pledge Agreement.

                                  ARTICLE VIII

                             ASSIGNMENT OF INTERESTS

        8.1 Assignment of Interests. No Membership Interest or Economic Interest may be assigned to any Person (including any assignments for security purposes or other form of pledge) without the consent of Members required pursuant to
Section 3.6. Upon the consent of Members required pursuant to Section 3.6, an Assignee shall become a Substitute Member, and shall have the rights and benefits, and is subject to the restrictions and liabilities, of a Member under the Articles, this Operating Agreement, and the Act. A Substitute Member is also liable for the obligations of the Assignor to make Capital Contributions, and to return any unlawful distributions made to the Assignor under Chapter 6 (commencing with Section 17250) or Chapter 8 (commencing with Section 17350) of the Act. However, the Substitute Member is not obligated for liabilities unknown to the Substitute Member at the time the Substitute Member became a Member and that could not be ascertained from the Articles or this Operating Agreement.

        8.2 No Dissolution upon Assignment. An assignment of an Economic Interest does not of itself dissolve the Company or, except as otherwise set forth herein, entitle the Assignee to vote or participate in the management and affairs of the Company or to become or exercise any rights of a Member. An assignment of an Economic Interest merely entitles the Assignee to receive, to the extent assigned, the Income, Losses, Distributions and similar items to which the Assignor would be entitled.

        8.3 Information Regarding Assignee. Upon the assignment of all or part of an Economic Interest, the Assignor shall provide the Member of the Company responsible for maintaining the books and records with the name and address of the Assignee, together with details of the interest assigned. Upon receipt of that Notice, the Company shall amend the list required by Section 2.6 accordingly.

        8.4 No Release of Liability of Assignor. The Assignor is not released from liability as a Member solely as a result of the Assignment. Whether or not an Assignee becomes a Substitute Member, the Assignor is not released from the Assignor's liability to the Company under Chapter 5 (commencing with Section 17200) and Chapter 6 (commencing with Section 17250) of the Act.

        8.5 Pledge of Membership Interest. The pledge of, or granting of, a security interest, lien, or other encumbrance in or against any or all of the Membership Interest of a Member shall not cause the Member to cease to be a Member or to grant to the person holding the pledge, security interest, lien or other encumbrance, or anyone else the power to exercise any rights or powers of a Member.

        8.6 Exercise of Rights upon Death or Incompetency. If a Member who is a natural person dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative shall be an Assignee until admitted as a Substitute Member.

        8.7 Exercise of Rights upon Dissolution or Termination. If a Member which is an Organization is dissolved or terminated, that Member's successor shall be an Assignee until admitted as a Substitute Member.

                                   ARTICLE IX

                           DISSOLUTION AND WINDING UP

        9.1 Dissolution. The Company shall and may only be dissolved, and its affairs wound up, upon the first to occur of the following events (which, unless the Members agree to continue the business, shall constitute Dissolution Events):

            9.1.1 The expiration of the Term, unless the business of the Company is continued with the consent of those Members required pursuant to Section 3.6;

            9.1.2 the vote of such number of Members as is required pursuant to
Section 3.6;

            9.1.3 the Dissociation of any Member, unless the business of the Company is continued with the consent of those Members required pursuant to
Section 3.6, within ninety calendar days after such Dissociation; or

            9.1.4 the entry of a decree of judicial dissolution pursuant to
Section 17351 of the Act.

        9.2 Effect of Dissolution. Upon dissolution, the Company shall be dissolved and wound up in accordance with the Act, and the Company Property shall either be sold and the proceeds distributed, or the Company Property distributed in kind, in accordance with Section 7.4 hereof.

        9.3 In Kind Distribution. Following Project Completion, the Members acknowledge that one or more Members may wish to obtain an in kind distribution of their interest in the Project. The Members hereby agree that upon such a request by one of the Members, but without imposing any legal obligation on any Member, each Member shall reasonably cooperate to facilitate such a distribution, which cooperation may include, if reasonably based on then existing circumstances, meetings and consultations as necessary, dissolution of the Company, and a distribution of the Project in complete liquidation to the Members in undivided interests, the entering into of a tenant-in-common agreement, and/or agreements or actions reasonably required for each tenant-in-common to hold its fractional interset in the Project as real property held for investment purposes.

                                    ARTICLE X

                           TAX AND ACCOUNTING MATTERS

        10.1 Characterization as a Partnership. The Members intend that the Company be classified as a partnership for Federal and state income tax purposes. Accordingly, this Operating Agreement is written and shall be construed in a manner consistent with such intent.

        10.2 No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the California Uniform Partnership Act nor the California Revised Limited Partnership Act. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

        10.3 Fiscal Year. The fiscal year of the Company shall end on the last day of December of each year. The Members may at any time change the fiscal and taxable year of the Company, subject to any applicable limitation of law or regulation.

        10.4 Accounting Method. The Company books of account shall be maintained and its income, gains, losses, deductions and credits shall be reported, for both financial and tax accounting purposes, on the accrual basis method of accounting, applied consistently and in accordance with generally accepted accounting principles. The Members may at any time change the financial and tax accounting method of the Company, subject to any applicable limitation of law or regulation.

        10.5 Tax Information. Within ninety (90) calendar days after the end of the Company fiscal year, each Holder shall be furnished with a Schedule K-1 for such year and any other schedule or statement required by Federal income tax law.

        10.6 Basis Adjustment. In the case of a Distribution of Company Property or a transfer of a Membership Interest, the Members may cause the Company to file an election under IRC Section 754 to adjust the basis of the Company Property. As a result of this election, the Members shall have the right to require, as a condition to the granting of consent to any transfer, the reimbursement of expenditures made by the Company for any legal and accounting fees incurred to make any such basis adjustment. The Members shall have the right, in their sole and absolute discretion, to decline to make such an election; and further, the failure to make any election under the IRC in connection with any particular transfer of an interest in the Company shall not affect the right of the Members to make, or refuse to make, such an election with respect to any subsequent transfer of an interest in the Company.

        10.7 Other Elections. The Company shall have the right, in the sole and absolute discretion of the Members, to make any other elections or determinations required or permitted for federal or state income tax or other tax purposes. The Members may rely upon the advice of the Company's accountants or tax attorneys with respect to the making of any such election.

        10.8 Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction requires, each Holder requested to do so by the Members will submit an agreement indicating that the Holder will make timely income tax payments to the Taxing Jurisdiction and that the Holder accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Holder's income, and interest, and penalties assessed on such income. If the Holder fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Holder shall be treated as a distribution to such Holder for purposes of Article VII. The Company may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Holders on such income to the Taxing Jurisdiction, in which case the Company shall inform the Holders of the amount of such tax, interest and penalties so paid.

        10.9 Tax Matters Partner. Lawrence E. Bloch is designated as the tax matters partner of the Company pursuant to IRC Section 6231(a)(7). Any Member designated as tax matters partner shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of IRC
Section 6223. Any Member who is designated tax matter partner may not take any action contemplated by IRC Sections 6222 through 6232 without the consent of the Members.

                                   ARTICLE XI

                            DISSOCIATION OF A MEMBER

        11.1 Dissociation. A Person shall cease to be a Member upon the happening of any of the following events:

             11.1.1 The withdrawal or expulsion of a Member with the consent of such number of Members as is required pursuant to Section 3.6;

             11.1.2 the bankruptcy (as defined by the Act) of a Member;

             11.1.3 in the case of a Member who is a natural person, the death of the Member or the entry of an order by a court of competent jurisdiction adjudicating the Member incompetent to manage the Member's personal estate;

             11.1.4 in the case of a Member which is a trust, the termination of the trust (but not merely the substitution of a new trustee);

             11.1.5 in the case of a Member that is a separate Organization other than a corporation, the dissolution and commencement of winding up of the separate Organization;

             11.1.6 in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; or

             11.1.7 in the case of an estate, the distribution by the fiduciary of the estate's entire interest in the limited liability company.

        11.2 Rights of Dissociating Member. In the event any Member dissociates prior to the expiration of the Term:

             11.2.1 If the Dissociation causes a dissolution and winding up of the Company, the Member, or its successor-in-interest, shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any Distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the Dissolution and winding up;

             11.2.2 if the Dissociation does not cause a dissolution and winding up of the Company, the Member, or its successor-in-interest shall not be entitled to receive any amount in consideration of the Member's Membership Interest on account of such Dissociation, unless such Member, or its successor-in-interest, no longer holds the corresponding Economic Interest. Otherwise, the Dissociated Member, or its successor-in-interest, shall continue as the Holder of an Economic Interest only.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

        12.1 Amendment of Operating Agreement. This Operating Agreement may be modified upon the vote of Members required pursuant to Section 3.6. Provided, however, that no amendment shall reduce the Percentage Interest or Capital Account of a Member without such Member's consent.

        12.2 Entire Agreement. The Operating Agreement represents the entire agreement among all the Members and between the Members and the Company.

        12.3 Interpretation. To the extent any provision of this Operating Agreement is prohibited or ineffective under the Act, the Operating Agreement shall be considered amended to the smallest degree possible in order to make the agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of the Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

        12.4 Rights of Creditors and Third Parties under Operating Agreement. This Operating Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Operating Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Operating Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

        12.5 Valuation of Non-Cash Consideration. Unless otherwise provided in this Operating Agreement, the procedure for valuing any non-cash consideration shall be as follows:

If the parties cannot otherwise agree, each party shall select a qualified appraiser and the appraisers so selected shall jointly select an appraiser, and the valuation of the appraiser so selected shall be binding on all parties. Such valuation shall be based on an arm's length cash sale of the assets. If the non-cash consideration being valued is real property, the selected appraiser shall be an MAI appraiser.

        12.6 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Operating Agreement, or any judgment based on this Operating Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief, or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including, but not limited to, service of process costs, expert witness fees, and the cost of any bonds, and such reimbursement shall be included in any judgment or final order issued in that proceeding.

        12.7 Governing Law. This Operating Agreement shall be construed according to the laws of the State of California.

        12.8 Counterparts. This Operating Agreement may be executed in any number of identical counterparts, and via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one (1) such counterpart.

        12.9 Signing Authority. Each individual executing this Operating Agreement on behalf of a legal entity represents and warrants that he or she is duly authorized to execute and deliver this Operating Agreement and that this Operating Agreement is binding on such legal entity in accordance with its terms.

        12.10 Paragraph Headings. The headings and titles of the several paragraphs of this Operating Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction of any term or provision hereof.

        12.11 Exhibits. All exhibits to which reference is made in this Operating Agreement are deemed to be incorporated herein by each reference as if fully set forth.

        12.12 Legal Counsel. By signing below, TV acknowledges and agrees that Gray Cary Ware & Freidenrich LLP ("GCWF") represents only AME in connection with this Operating Agreement and that GCWF does not represent, and is not providing any advice to, the Company or TV. Without limiting the foregoing, TV acknowledges and agrees that it has been given the opportunity to consult with, and has consulted with, its own legal counsel and tax advisors regarding the legal and income tax consequences to TV and its affiliates arising out of this Operating Agreement and all related transactions.

        IN WITNESS WHEREOF, this Agreement is entered into as of the date first set forth above.

Applied Molecular Evolution, Inc.        Torrey View Phase II L.P.

                                         By:  Ocean Air Associates, LLC
                                         Its:  General Partner


By: /s/ LAWRENCE E. BLOCH                    By: /s/ JAMES C. PURVIS
   ------------------------------               -----------------------------

Its:          CFO                            Its:    MANAGER
    -----------------------------                ----------------------------

                                    EXHIBIT A

         Member and Address                              Percentage Interest


         Applied Molecular Evolution, Inc.                      99%
         3520 Dunhill Street
         San Diego, CA  92121

         Torrey View Phase II L.P.                               1%
         7676 Hazard Center Drive, Suite 500
         San Diego, CA  92108

                                    EXHIBIT B

                                      LAND

        The approximately 10.73 gross acres of real property located in the City of San Diego, California and commonly known as Torrey Hills, Unit 19, Lot 4 (as it will be designated on the proposed Final Map).

[To be superceded by the legal description on the Final Title Commitment.]

                                    EXHIBIT C

                              DEVELOPMENT AGREEMENT

                                    EXHIBIT D

                               PURCHASE AGREEMENT

                                TABLE OF CONTENTS


                                                                                    Page
                                                                                    ----
ARTICLE I  DEFINITIONS...............................................................1
        1.1    Act...................................................................1
        1.2    Additional Member.....................................................1
        1.3    Articles..............................................................1
        1.4    Assignee..............................................................1
        1.5    Assignor..............................................................1
        1.6    Building..............................................................1
        1.7    Building Completion...................................................1
        1.8    Capital Account.......................................................1
        1.9    Capital Contribution..................................................2
        1.10   Cash Flow.............................................................2
        1.11   Cash from Operations..................................................2
        1.12   Cash from Sale, Refinancing or Other Disposition......................2
        1.13   Company...............................................................2
        1.14   Company Liability.....................................................2
        1.15   Company Property......................................................2
        1.16   Contribution..........................................................2
        1.17   Distribution..........................................................2
        1.18   Development Agreement.................................................2
        1.19   Disposition (Dispose).................................................2
        1.20   Dissociation..........................................................2
        1.21   Dissolution Event.....................................................2
        1.22   Economic Interest.....................................................2
        1.23   Effective Date........................................................3
        1.24   Holder................................................................3
        1.25   Income, Gain and Loss.................................................3
        1.26   Initial Capital Contribution..........................................3
        1.27   Initial Members.......................................................3
        1.28   IRC...................................................................3
        1.29   Lease.................................................................3
        1.30   Majority..............................................................3
        1.31   Management Right......................................................3
        1.32   Manager...............................................................3
        1.33   Member................................................................3
        1.34   Membership Interest...................................................4
        1.35   Money.................................................................4
        1.36   Notice................................................................4
        1.37   Operating Agreement...................................................4
        1.38   Organization..........................................................4
        1.39   Percentage Interest...................................................4
        1.40   Permitted Investments.................................................5
        1.41   Person................................................................5
        1.42   Proceeding............................................................5
        1.43   Project...............................................................5


                                TABLE OF CONTENTS
                                   (continued)

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                                                                                    ----
        1.44   Project Completion....................................................5
        1.45   Property..............................................................5
        1.46   Purchase Agreement....................................................5
        1.47   Regulations...........................................................5
        1.48   Subsequent Capital Contribution.......................................5
        1.49   Substitute Member.....................................................5
        1.50   Taxing Jurisdiction...................................................5
        1.51   Term..................................................................5

ARTICLE II  THE COMPANY..............................................................6
        2.1    Purpose...............................................................6
               2.1.1  In General.....................................................6
        2.2    Effect of this Operating Agreement....................................7
        2.3    Powers................................................................7
        2.4    Formation and Name....................................................7
        2.5    Principal Place of Business...........................................7
        2.6    Registered Office and Registered Agent................................7
        2.7    Records to be Maintained..............................................7
        2.8    Term..................................................................8

ARTICLE III  MEMBERS.................................................................8
        3.1    Admission of Additional Members.......................................8
        3.2    Admission of Substitute Members.......................................8
        3.3    Amendment of Member Listing...........................................8
        3.4    Payment of Costs......................................................8
        3.5    Limited Liability of Members..........................................8
        3.6    Voting Rights.........................................................8
        3.7    Meetings of Members...................................................9
               3.7.1  Place of Meetings..............................................9
               3.7.2  Calling of Meetings............................................9
               3.7.3  Notice of Meetings.............................................9
               3.7.4  Requested Meetings............................................10
               3.7.5  Adjourned Meetings............................................10
               3.7.6  Validation of Meeting Held Without Proper Call or Notice......10
               3.7.7  Participation Through Telecommunications Equipment............10
               3.7.8  Notice of General Nature of Meeting...........................11
               3.7.9  Quorum........................................................11
               3.7.10 Action Without a Meeting......................................11
               3.7.11 Proxies.......................................................11
               3.7.12 Record Date...................................................12
        3.8    Right of Inspection; Provision of Records to Members.................12
               3.8.1  Inspection....................................................12
               3.8.2  Copy of Amendment of Articles and Operating Agreement.........13
               3.8.3  Tax Information...............................................13


                                TABLE OF CONTENTS
                                   (continued)

                                                                                    Page
                                                                                    ----
               3.8.4  Relationship with Act.........................................13
        3.9    Representations and Warranties.......................................13
        3.10   Termination of Interest..............................................13
        3.11   Termination of Interest for Breach...................................14

ARTICLE IV  MANAGEMENT; OFFICERS....................................................14
        4.1    Management...........................................................14
        4.2    Indemnification and Liability Insurance..............................15
        4.3    Actions of the Manager...............................................16
        4.4    Agreements with Affiliates...........................................16
        4.5    Competing Ventures...................................................17

ARTICLE V  CAPITAL..................................................................17
        5.1    Initial Capital Contributions........................................17
               5.1.1  Due Diligence Deposits........................................17
               5.1.2  Purchase Agreement............................................17
               5.1.3  Deposit.......................................................17
        5.2    Subsequent Capital Contributions.....................................17
        5.3    Capital Accounts.....................................................17
        5.4    Adjustment for Distributions in Kind.................................18
        5.5    Interest.............................................................18
        5.6    Deficit Capital Account..............................................18
        5.7    Return of Capital....................................................18
        5.8    Optional Adjustments to Capital Accounts.............................18
        5.9    Equity Return........................................................18
        5.10   Equity Accounts......................................................19

ARTICLE VI  INCOME AND LOSSES.......................................................19
        6.1    Allocations In General...............................................19
               6.1.1  Losses........................................................19
               6.1.2  Income........................................................19
               6.1.3  Gain..........................................................19
        6.2    Minimum Gain Chargeback..............................................20
        6.3    Qualified Income Offset..............................................20
        6.4    Contributed Property and Revaluations................................20
        6.5    Timing...............................................................20

ARTICLE VII  DISTRIBUTIONS..........................................................21
        7.1    Operating Distributions..............................................21
        7.2    Timing...............................................................21
        7.3    Distributions........................................................21
        7.4    Liquidating Distributions............................................21

ARTICLE VIII  ASSIGNMENT OF INTERESTS...............................................22
        8.1    Assignment of Interests..............................................22


                                TABLE OF CONTENTS
                                   (continued)

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                                                                                    ----
        8.2    No Dissolution upon Assignment.......................................22
        8.3    Information Regarding Assignee.......................................22
        8.4    No Release of Liability of Assignor..................................22
        8.5    Pledge of Membership Interest........................................22
        8.6    Exercise of Rights upon Death or Incompetency........................23
        8.7    Exercise of Rights upon Dissolution or Termination...................23

ARTICLE IX  DISSOLUTION AND WINDING UP..............................................23
        9.1    Dissolution..........................................................23
        9.2    Effect of Dissolution................................................23
        9.3    In Kind Distribution.................................................23

ARTICLE X  TAX AND ACCOUNTING MATTERS...............................................24
        10.1   Characterization as a Partnership....................................24
        10.2   No Partnership Intended for Nontax Purposes..........................24
        10.3   Fiscal Year..........................................................24
        10.4   Accounting Method....................................................24
        10.5   Tax Information......................................................24
        10.6   Basis Adjustment.....................................................24
        10.7   Other Elections......................................................24
        10.8   Taxes of Taxing Jurisdictions........................................25
        10.9   Tax Matters Partner..................................................25

ARTICLE XI  DISSOCIATION OF A MEMBER................................................25
        11.1   Dissociation.........................................................25
        11.2   Rights of Dissociating Member........................................26

ARTICLE XII  MISCELLANEOUS PROVISIONS...............................................26
        12.1   Amendment of Operating Agreement.....................................26
        12.2   Entire Agreement.....................................................26
        12.3   Interpretation.......................................................26
        12.4   Rights of Creditors and Third Parties under Operating Agreement......26
        12.5   Valuation of Non-Cash Consideration..................................26
        12.6   Attorneys' Fees......................................................27
        12.7   Governing Law........................................................27
        12.8   Counterparts.........................................................27
        12.9   Signing Authority....................................................27
        12.10  Paragraph Headings...................................................27
        12.11  Exhibits.............................................................27
